News Release

For:	Methode Electronics, Inc.	Contact:	Joey Iske
	7401 West Wilson Avenue		Director of Investor Relations

	Chicago, IL 60706		708-457-4060
jiske@methode.com
Methode Electronics, Inc. Announces U.S. Restructuring
CHICAGO, January 24, 2008 — Methode Electronics, Inc. (NYSE: MEI), today announced a restructuring at its U.S.-based automotive operations in Carthage and Golden, IL. It will also discontinue producing legacy electronic connector products in Rolling Meadows, IL.
At their peak, these automotive plants produced nearly sixty percent of Methode’s sales. Today with offshore manufacturing being a necessity to compete in the global automotive market, revenue produced at these facilities has been severely diminished. The Company has previously moved several programs to its foreign operations and announced its decision to begin exiting several low profit and unprofitable programs earlier this fiscal year. As a result of fewer programs remaining for these plants and anticipated continued reduction in customer production volumes, Methode is taking this action to transfer the remaining programs from its U.S. facilities.
The automotive restructuring process is expected to be completed by the end of this calendar year. The legacy electronic connector exit should conclude in the next three to four months. Once complete, these actions will result in the elimination of approximately 700 jobs with only limited production and support staff remaining in Carthage and Rolling Meadows. Affected employees will be offered severance and outplacement support. Methode will begin immediate discussions with customers affected by these actions.
Mr. Donald W. Duda, President and Chief Executive Officer of Methode Electronics stated, “The decision to initiate this restructuring was made with great difficulty as we are cognizant of the number of Methode employees being affected by this action. It is imperative, however, that we address this situation as these operations are becoming unprofitable.”
Continuing, Mr. Duda said, “Our operations have made massive efforts to control costs. Despite these efforts, U.S. economic conditions, coupled with volume reductions from Methode’s legacy automotive customers, have become too great an obstacle to overcome.”
Methode estimates that it will record a pre-tax charge during the fiscal years 2008 and 2009 between $19.0 million and $25.0 million ($11.0 million and $15.0 million net of tax), or between

$0.30 to $0.40 earnings per share. The cash portion of this charge will be between $11.0 million and $14.0 million.
Fiscal year 2008 guidance for sales between $500.0 million and $515.0 million is reaffirmed. Previous earnings per share guidance between $0.80 and $0.87 did not reflect any charge for restructuring that will be recorded in Methode’s third or fourth quarter of fiscal 2008.
About Methode Electronics
Methode Electronics, Inc. (NYSE: MEI) is a global manufacturer of component and subsystem devices with manufacturing, design and testing facilities in the United States, Malta, Mexico, United Kingdom, Germany, Czech Republic, China and Singapore. We design, manufacture and market devices employing electrical, electronic, wireless, sensing and optical technologies to control and convey signals through sensors, interconnections and controls. We manage our business on a segment basis, with those segments being Automotive, Interconnect, Power Distribution and Other. Our components are in the primary end markets of the automobile, computer, information processing and networking equipment, voice and data communication systems, consumer electronics, appliances, aerospace vehicles and industrial equipment industries. Further information can be found at Methode’s website at www.methode.com.
Forward-Looking Statements
This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection, provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode’s expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode’s filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) dependence on the automotive industry; (2) dependence on a small number of large customers within the automotive industry; (3) intense pricing pressures in the automotive industry; (4) customary risks related to conducting global operations; (5) increases in raw materials prices; (6) the successful integration of acquired businesses; (7) dependence on the appliance, computer and communications industries; (8) the marketability of our intellectual property; (9) the seasonal and cyclical nature of some of our businesses; and (10) our ability to execute the above-mentioned restructuring as planned.